Exhibit 3.1

Certified Copy

CORPORATE ACCESS NUMBER: 2020347171

Government

of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

KINDER MORGAN CANADA LIMITED

WAS INCORPORATED IN ALBERTA ON 2017/04/07.

Certified Copy

Articles of Incorporation

For

KINDER MORGAN CANADA LIMITED

Share Structure:	THE ANNEXED SCHEDULE “A” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Share Transfers Restrictions:	THE ANNEXED SCHEDULE “B” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:

Min Number of Directors:	1

Max Number of Directors:	8

Business Restricted To:	NONE.

Business Restricted From:	NONE.

Other Provisions:	THE ANNEXED SCHEDULE “C” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Registration Authorized By:	MELANIE BLAIR
INCORPORATOR

SCHEDULE “A”

ARTICLES OF INCORPORATION

OF

KINDER MORGAN CANADA LIMITED

(the “Corporation”)

(share structure)

The Corporation is authorized to issue an unlimited number of Restricted Voting Shares, an unlimited number of Preferred Shares and an unlimited number of Special Voting Shares. The rights, privileges, restrictions and conditions attached to the Restricted Voting Shares, Preferred Shares and Special Voting Shares are as follows:

1.                                      Restricted Voting Shares

(a)                                 Voting Rights

The holders of Restricted Voting Shares shall be entitled to one vote for each Restricted Voting Share held on a ballot vote at all meetings of shareholders of the Corporation, except meetings at which or in respect of matters on which only holders of another class of shares are entitled to vote separately as a class. Except as otherwise provided in these Articles or required by law, the holders of Restricted Voting Shares will vote together with the holders of Special Voting Shares as a single class.

(b)                                 Dividends

The holders of Restricted Voting Shares shall be entitled to receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation. Notwithstanding the foregoing, the Corporation shall not issue or distribute to all or to substantially all of the holders of the Restricted Voting Shares either (i) Restricted Voting Shares or (ii) rights or securities of the Corporation exchangeable for or convertible into or exercisable to acquire any Restricted Voting Shares, unless contemporaneously therewith the Corporation issues or distributes Special Voting Shares or rights or securities of the Corporation exchangeable for or convertible into or exercisable to acquire Special Voting Shares on the same terms mutatis mutandis and in the same proportion.

(c)                                  Liquidation, Dissolution or Winding-Up

The holders of Restricted Voting Shares shall be entitled to receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

(d)                                 Subdivision, Consolidation, etc.

None of the Restricted Voting Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Special Voting Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or same manner.

2.                                      Preferred Shares

(a)                                 One or More Series

Preferred Shares may at any time and from time to time be issued in one or more series.

(b)                                 Terms of Each Series

Subject to the Business Corporations Act (Alberta), the Corporation’s board of directors may fix, before the issue thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or purchase, any conversion rights, any rights on the liquidation, dissolution or winding up of the Corporation, and any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of the series.

(c)                                  Ranking of Preferred Shares

The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Restricted Voting Shares and any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts in accordance with the amounts that would be payable with respect to such Preferred Shares if all such dividends were declared and paid in full and all amounts payable on such a return of capital were paid in full.

3.                                      Special Voting Shares

(a)                                 Definitions

For the purposes of the rights, privileges, restrictions and conditions of the Special Voting Shares:

(i)                                     “Class B LP Units” means the class B limited partnership units of the Limited Partnership;

(ii)                                  “Closing Date” means the date of the closing of the initial public offering of Restricted Voting Shares by the Corporation;

(iii)                               “Limited Partnership” means Kinder Morgan Canada Limited Partnership, a limited partnership to be organized under the Partnership Act (Alberta); and

(iv)                              “Limited Partnership Agreement” means the limited partnership agreement of the Limited Partnership, as may be amended from time to time.

(b)                                 Voting Rights

Except as otherwise provided in these Articles or required by law, the holders of Special Voting Shares shall be entitled to one vote for each Special Voting Share held on a ballot vote at all meetings of shareholders of the Corporation, except meetings at which or in respect of matters on which only holders of another class of shares are entitled to vote separately as a class. Except as otherwise provided in these Articles or required by law, the holders of Special Voting Shares will vote together with the holders of Restricted Voting Shares as a single class.

(c)                                  Dividends

Except as otherwise provided in these Articles, the holders of Special Voting Shares, as such, are not entitled to receive dividends or other distributions except for such dividends payable in Special Voting Shares as may be declared by the Corporation’s board of directors from time to time. Notwithstanding the foregoing, the Corporation shall not issue or distribute to all or to substantially all of the holders of the Special Voting Shares any Special Voting Shares unless contemporaneously therewith the Corporation issues or distributes Restricted Voting Shares on the same terms mutatis mutandis and in the same proportion.

(d)                                 Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Special Voting Shares shall be entitled to receive, subject to the rights of the holders of Preferred Shares and in priority to the holders of Restricted Voting Shares, an amount per Special Voting Share equal to $0.000001 and no more.

(e)                                  Subdivision, Consolidation, etc,

None of the Special Voting Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Restricted Voting Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner.

(f)                                   Other Agreements

Concurrently with the issuance of any Class B LP Units by the Limited Partnership (and related Special Voting Shares by the Corporation), the Corporation may enter into such agreements, including liquidity agreements, voting agreements, and securityholder agreements and governance or cooperation agreements, as may be necessary or desirable to properly give effect to the terms of the Class B LP Units, including to provide for the voting of Special Voting Shares, the terms and conditions of transfer and any transfer restrictions or limitations and the treatment of such Class B LP Units (together with Special Voting Shares and, if applicable, Restricted Voting Shares) in the event of an offer to acquire, directly or indirectly, outstanding Class B LP Units, Special Voting Shares or Restricted Voting Shares, as applicable, if, as of the date of such offer to acquire, the voting securities of the Corporation that are subject to such offer to acquire (an “Offer”), together with the offeror’s voting securities of the Corporation, constitute in the aggregate 20% or more of all outstanding voting securities of the Corporation at the date of the Offer.

(g)                                  Issuance of Special Voting Shares

Following the Closing Date, the Corporation shall not issue any Special Voting Shares to a person unless contemporaneously therewith the general partner of the Limited Partnership causes the Limited Partnership to issue to such person the same number of Class B LP Units.

(h)                                 Modification

The rights, privileges, restrictions and conditions of the Special Voting Shares will not be added to, changed or removed unless the addition, change or removal is first approved by the separate affirmative vote of not less than two-thirds of the votes cast at a meeting of the holders of the Special Voting Shares or by a resolution in writing signed by all holders of Special Voting Shares entitled to vote on that resolution, and for these purposes each Special Voting Share shall entitle the holder to one vote.

SCHEDULE “B”

ARTICLES OF INCORPORATION

OF

KINDER MORGAN CANADA LIMITED

(the “Corporation”)

(restrictions on share transfers)

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or (b) the holders of a majority of the outstanding shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of a majority of such shares.

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SCHEDULE “C”

ARTICLES OF INCORPORATION

OF

KINDER MORGAN CANADA LIMITED

(the “Corporation”)

(other rules or provisions)

1.                                      The number of shareholders of the Corporation, exclusive of persons who are in its employment and are shareholders of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, shareholders of the Corporation, and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than fifty persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2.                                      Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.                                      The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

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